MODIFICATION AGREEMENT


         This MODIFICATION AGREEMENT (this "Agreement") is dated as of March 1, 2006 and is entered into by and among AXM PHARMA, INC., a Nevada corporation (the "Company"), and the noteholders listed below (collectively, the "Holders") who are signatories hereto, with reference to the following:

         WHEREAS, the Company issued separate secured convertible promissory notes ( the "Notes") to the Holders pursuant to a Note and Warrant Purchase Agreement dated as of April 19, 2005 (the "Purchase Agreement"), by and among the Company and the Holders and also entered into certain other Transaction Documents ( as defined in the Purchase Agreement), dated as of such date;

         WHEREAS, the parties now wish to modify the Notes and certain of the Transaction Documents, and;

         WHEREAS, unless the context otherwise requires, all capitalized terms in this Agreement shall have the meanings set forth herein.

         NOW, THEREFORE, in consideration of the covenants and other provisions set forth below, the parties agree as follows:

                                            ARTICLE I

                                            The Closing

                  Section 1.1 Note and Warrant Issuances Subject to the terms hereof, on or before 10 a.m. on April 28, 2006 at the offices of Mark Katz, P.C. (the "Company's Outside Counsel") at 50 California Street, Suite 1500, San Francisco, California 94111 (the "Closing "), the Company shall:

                           (a) issue and deliver to the Holders, Amended and Restated Secured Convertible Secured Notes, in the form of EXHIBIT 1 hereto (the "Amended Notes"), in an aggregate principal amount not to exceed Three Million Seven Hundred and Ninety Four Thousand and Forty Five Dollars ($3,794,045), with individual Amended Notes to the Holders being issued for the respective principal amounts set forth in Schedules A (1) or A (2) opposite their names, in accordance with Sections 1.3(b) and (c) below:

                           (b) issue and deliver to the Holders, Amended and Restated Series B Warrants, for an aggregate of 2,055,000 shares of Common Stock, which warrants shall replace the existing outstanding Series B Warrants for a like number of shares and shall be exercisable at $.50 per share, with the individual Warrants being issued for the number of shares set forth in Schedule B opposite the respective names of the Holders;

                           (c) issue and deliver to the Holders, Amended and Restated Series A Warrants for an aggregate of 455,000 shares of Common Stock, which warrants shall replace the existing outstanding Series A

         Warrants for a like number of shares and shall be exercisable at $.50 per share, with the individual Warrants being issued for the number of shares set forth in Schedule B opposite the respective names of the Holders, ( the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants being collectively referred to hereinafter as the "Amended Warrants"; and the Amended Warrants and the Amended Notes being sometimes collectively referred to hereinafter as the "Amended Documents").

          Section 1.2 Cashless Exercise for Warrants The Amended Warrants to be issued pursuant to Section 1.1 shall provide that cashless exercises may only be made after April 19,, 2006 and only if there is no registration statement in effect with respect to the Amended Warrants at such time.

         Section 1.3       Notes, Warrants and Certificates from Holders.

         (a) Subject to the terms hereof, at or before the Closing, the Holders shall deliver to the Company's Outside Counsel the Notes and the Series A and B Warrants being amended and restated pursuant to Section 1.1 above (collectively, the "Primary Closing Documents").

         (b) Each Holder delivering its Primary Closing Documents, at or before the Closing shall receive Notes in the principal amount set forth opposite its name on Schedule A (1).

          (c) Each Holder delivering both its Primary Closing Documents and its September Certificates, as defined in Section 1.3 (d) below, shall receive a
Note in the principal amount set forth opposite its name on Schedule A(2).

         (d) As used herein, "September Certificates" shall mean the share certificates issued by the Company to a Holder in September 2005 as payment for the principal and interest payment due to the Holder on September 19, 2005.

         Section 1.4 Other Warrants. Except as specifically provided herein, no modifications or anti-dilution adjustments shall be made to any of the Holders' other outstanding Warrants as a result of the issuance of the Amended Notes and the Amended Warrants.

         Section 1.5 Stockholder Approval. The Holders are aware that the Company has not yet obtained the stockholder approval (the "Stockholder Approval") of the transactions contemplated by this Agreement, as required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) in order to issue shares of Common Stock in excess of the
Issuable Maximum, as defined in Section 3.4(c) of the Amended Notes. Accordingly, the Company shall issue to each Holder requesting partial conversion of its Amended Note, a number of shares of Common Stock which will not exceed such Holder's pro rata-portion of the Issuable Maximum, calculated based on the principal amount of the Notes originally purchased by the respective Holders as of April 19, 2005. In addition, the Company agrees to obtain, by no later than September 1, 2006, any Stockholder Approval necessary to permit the Company's issuance, pursuant to the Notes, of the remaining Common Stock in excess of the Issuable Maximum.

         Section 1.6 Public Disclosure. Following the execution of this Agreement, the Company shall file with the Securities and Exchange Commission, on a timely basis, a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and shall attach this Agreement as an exhibit. The Company shall also provide to each Holder, prior to the issuance thereof, a copy of the proposed press release with respect to the transactions contemplated by this Agreement.

          Section 1.7 Waiver. The Holders hereby waive the Company's inability to repay the principal and interest due to Shanghai Pudong Development Bank ("Pudong") on its loan from such bank, as set forth in Schedule C hereto, in February 2006 and its inability to repay the amount of approximately $400,000 plus interest due to private investors , as disclosed in the Company's Form 10-Q for the quarter ended September 30, 2005; provided that this waiver shall expire automatically without any notice to the Company and no longer have any effect if Pudong or the private investors, give a written default notice to the Company with respect to its loan. The Company represents and warrants that neither lender has given written notice to the Company that it considers its loan to the Company to be in default.

         Section 1.8. Incorporation of Terms. The covenants made in Article III of the Purchase Agreement by the Company to the Holders with respect to the Notes and Warrants issued under the Purchase Agreement (and the shares of Common Stock underlying such Notes and Warrants), shall be fully applicable to the Amended Notes and Amended Warrants (and the shares of Common Stock underlying the Amended Notes and Warrants), provided that Sections 3.11, 3.16, 3.19, and
3.20 of the Purchase Agreement shall not be applicable. In addition, the Company's Irrevocable Transfer Agent Instruction to be furnished pursuant to
Section 3.17 shall be subject to the Company's confirming to its transfer agent the correctness of the Conversion Price calculations furnished by the Holders with respect to the Common Stock issuable upon conversion of the Amended Notes and, Section 3.22(c) notwithstanding, the Company may engage in a Subsequent Financing, including a Variable Rate Transaction, as long as the Company complies with the First Refusal Rights procedures set forth in Section 3.22(b). The Holders also acknowledge, in connection with Section 3.2, that AMEX has initiated a delisting process and, in connection with Section 3.10, that the Company's filing obligation with respect to the Form 10-K for the year ended December 31, 2005 shall be to use its reasonable best efforts to file such form prior to the expiration of the current Rule 12b-25 extension period.

         Section 1.9 Definition of Notes. As used in any of the Transaction Documents, unless the context otherwise requires, the term "Notes" shall hereafter mean the Amended Notes.

                                   ARTICLE I1

                      Modification of Transaction Documents

                  Section 2.1 Registration Rights Agreement. At the Closing, the parties shall execute and deliver the Registration Rights Agreement in the form of EXHIBIT 2 hereto (the "Registration Rights Agreement").

                  Section 2.2 Pledge and Security Agreement; Mortgage

                  (a) The parties hereby amend the Pledge and Security Agreement (the "Pledge Agreement") as of the date hereof in the following respects:

                                             (1) The Holders  hereby  consent to
                  the Company's  relocating  its principal  place of business to

                  17870 Castleton Street. Suite 255, City of Industry, CA 91748. If requested by any of the Holders at least one business day prior to the Closing, at the Closing the Company shall deliver to the Holders a fully executed amended UCC-1 financing statement with respect to the Collateral (as defined in the Pledge Agreement), reflecting such change of address;

                                    (2)  Schedules  3.3  and  3.4 to the  Pledge
                  Agreement, respectively, are hereby modified to read in full as set forth in Schedules C and D attached hereto; and

                                    (3) The following language  shall be  deemed
                  added at the end of Section 3.3 of the Pledge Agreement:

                           "In   addition,   the   Secured   Parties   agree  to
                  subordinate the Security Interest to additional financing consisting of a minimum of $3,000,000 and a maximum of $8,500,000 of new debt; provided that such financing (i) is provided by a commercial bank, investment bank or similar financial institution whose primary business is not the purchase and sale of securities (including but not limited to PIPE or hedge funds), (ii) does not include any equity or equity linked component and (iii) is subject to a written subordination agreement which does not require the Secured Parties to forego any of their rights to convert their Notes and collect interest or any penalties due under the Notes and does not restrict the Secured Parties' entitlement to enforce such rights, including by specific performance or restrict the Secured Parties' ability to otherwise retain any of their conversion benefits."

                  (b) The parties hereby amend Section 2 of the Mortgage Agreement (the "Mortgage") as of the date hereof by adding the following language:

                  "In addition, the Mortgagee agrees to subordinate its rights hereunder to additional financing consisting of a minimum of $3,000,000 and a maximum of $8,500,000 of new debt; provided that such financing (i) is provided by a commercial bank, investment bank or similar financial institution whose primary business is not the purchase and sale of securities (including but not limited to PIPE or hedge funds), (ii) does not include any equity or equity linked component and (iii) is subject to a written subordination agreement which does not require the secured parties to forego any of their rights to convert their Notes and collect interest or any penalties due under the Notes and does not restrict the secured parties' entitlement to enforce such rights, including by specific performance or restrict the secured parties' ability to otherwise retain any of their conversion benefits."


                                   ARTICLE III

                          Representation and Warranties

         Section 3.1 Representations and Warranties of the Company. The Company hereby gives the following representations, warranties and acknowledgements to the Holders, as of the date hereof and the Closing Date:

         (a) Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, including to issue the Amended Documents. The execution, delivery and performance of this Agreement, including the Amended Documents, and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and, except for the Stockholder Approval described in
Section 1.5, no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, this Agreement and the Amended Documents shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) Independent Nature of Holders. The Company acknowledges that the obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder. The Company also acknowledges that the decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. The Company acknowledges that nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect hereto.

          Section 3.2 Representations and Warranties of the Holders. Each of the Holders hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Holder as of the date hereof and as of the Closing Date, as follows:

                  (a) Organization and Standing of the Holders. If the Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) Authorization and Power. Each Holder has the requisite power and authority to enter into the Agreement and perform its obligations thereunder. The execution, delivery and performance of the Agreement by each Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Holders, this Agreement and the Amended Documents shall constitute valid and binding obligations of each Holder enforceable against such Holder in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                   (c) Accredited Investor. Each Holder is an "accredited investor" (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.



                                   ARTICLE IV

                                  MISCELLANEOUS


         Section 4.1 Venue and Governing Law. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.1 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Modification Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 4.2 Entire Agreement; Amendment. This Agreement (including the schedules and exhibits hereto) and the Transaction Documents, as amended, contain the entire understanding and agreement of the parties with respect to the matters covered hereby and supersede all prior understandings, representations and agreements with respect to such matters. No provision of this Agreement or the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the Holders holding at least a majority of the principal amount of the Amended Notes then outstanding. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the parties.

         Section 4.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:



If to the Company:              AXM Pharma, Inc.
..                               17870 Castleton Street. Suite 255,
                                City of  Industry, CA 91748.
                                Attention:  Harry Zhang, Acting Chief Financial
                                Officer
                                Tel. No.:  (626) 964-2848
                                Fax No.:  (626) 964-3484


With a copy to:                 Mark Katz, P.C.
                                951 Old County Road, #125
                                Belmont, CA 94002
                                Tel. No.:  (650) 522-8760
                                Fax No.:  (650) 522-8770


or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Notices to the Holders shall be sent to their addresses set forth on the signature page hereto, with notices also to be sent to counsel as follows:



In the case of Sibex Capital Fund, Inc, to:


                                Darrin M. Ocasio, Esq.
                                Sichenzia Ross Friedman Ference LLP
                                1065 Avenue of the America, 21st Floor
                                New York, New York 10018
                                Tel. No.: (212) 930-9700
                                Fax No.: (212) 930-9725


In the case of Truk Opportunity Fund, LLC and Truk International Fund, LP, to:


                                Robert Charron, Esq.
                                Feldman Weinstein LLP
                                420 Lexington Avenue
                                New York, New York 10170-0002
                                Tel. No.: (212) 931-8704
                                Fax No.: (212) 401 4741

         Section 4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and permitted assigns.

          Section 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. If any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature were the original thereof.

         Section 4.6 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section  4.7  Severability.   If  any  term,  provision,   covenant  or
restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 4.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 4.9 Mutual Releases. Subject to the terms hereof, including the issuance of the Amended Documents to replace the Notes and the Series A and Series B Warrants issued as of April 19, 2005, the Company on the one hand, and the Holders executing this Agreement on the other hand, mutually release each other from any and all claims, disputes, damages and expenses (collectively, the "Claims"), arising prior to the date hereof with respect to the Notes and the Series A and Series B Warrants issued as of April 19, 2005 based in any way on financial information disseminated by the Company or its management which was accurately disclosed in the Amended Form 10-Q filed for the quarter ended June 30, 2005. In addition, within three (3) business days after the Closing, the Holders shall file dismissals with prejudice of any actions pending against the Company as of the Closing.

         Section 4.10 Equal Treatment of Holders; Effectiveness. In order to confirm that the Company has not discriminated among the Holders, the Company represents and warrants that the terms of this Agreement have been offered to each Holder and that no agreement or consideration has been offered or paid to any Holder other than as specifically set forth in this Agreement. Each of the Holders executing this Agreement expressly confirms that its entry into this Agreement is not contingent upon the execution of this Agreement by any other Holder. Similarly, by executing this Agreement the Company agrees to be bound by the terms hereof to each Holder executing and delivering this Agreement to the Company, even if all Holders do not do so.

         IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed by their respective authorized officers as of the date first above written.



                                            AXM PHARMA, INC.



                                            By: ________________________________
               Name:

                                                 Title:

                  HOLDERS:

                  Cranshire Capital LP


                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________




                  Sibex Capital Fund, Inc.


                   By: _______________________________________
                        Name:

                       Title:


                     Address: ______________________________

                              ______________________________



                  Enable Growth Partners, LLP












                  Enable Opportunity Partners, LLP

                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________

                   Nite Capital LP

                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________









                   Alpha Capital AG

                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________

                   SRG Capital, LLC

                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________



                   Truk Opportunity Fund LLC


                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________






                   Truk International Fund LP


                   By: _______________________________________
                       Name:

                       Title:


                     Address: ______________________________

                              ______________________________

Noteholder                                     New Principal Amount
----------                                     --------------------

Cranshire Capital LP                                 $  254,184

Sibex Capital Fund, Inc.                             $1,016,738

Enable Growth Partners, LLP                          $  406,695

Enable Opportunity Partners, LLP                     $   76,256

Nite Capital LP                                      $  406,695

Alpha Capital AG                                     $  305,021

SRG Capital, LLC                                     $  254,184

Truk Opportunity Fund LLC                            $  716,800

Truk International Fund LP                           $   45,754
                                                     ----------

         Total                                       $3,482,327

                                            SCHEDULE A (1)










Noteholder                                  New Principal Amount


Cranshire Capital LP                            $  276,938

Sibex Capital Fund, Inc.                        $1,107,750

Enable Growth Partners, LLP                     $  443,100

Enable Opportunity Partners, LLP                $   83,081

Nite Capital LP                                 $  443,100

Alpha Capital AG                                $  332,325

SRG Capital, LLC                                $  276,938

Truk Opportunity Fund LLC                       $  780,964

Truk International Fund LP                      $   49,849
                                                ----------

         Total                                  $3,794,045

                                 SCHEDULE A (2)




                  A&B WARRANTS TO BE ISSUED AS OF MARCH 1, 2006
                  ---------------------------------------------





         Noteholder                                    A Warrants     B Warrants

Cranshire Capital LP                                     33,212          150,000

Sibex Capital Fund, Inc.                                132,847          600,000

Enable Growth Partners, LLP                              53,139          240,000

Enable Opportunity Partners, LLP                          9,664           45,000

Nite Capital LP                                          53,139          240,000

Alpha Capital AG                                         39,854          180,000

SRG Capital, LLC                                         33,212          150,000

Truk Opportunity Fund, LLC                               93,657          423,000

Truk International Fund, LP                               5,976           27,000
                                                      ---------        ---------

                           Total                        455,000        2,055,000

                                   SCHEDULE B
                                   ----------








                                  SCHEDULE 3.3
                                 EXISTING LIENS

Shenyang Branch of Shanghai Pudong Development Bank-loan for up to approximately 25,000,000 RMB (approximately US$3,000,000) to AXM Shenyang, which is secured by a lien on the real property of AXM Shenyang.




























                                   SCHEDULE C
                                   ----------

                                  SCHEDULE 3.4
                             ABSENCE OF OTHER LIENS

Shenyang   Branch  of  Shanghai  Pudong   Development   Bank-  loan  for  up  to
approximately 25,000,000 RMB (approximately US$3,000,000) to AXM Shenyang, which is secured by a lien on the real property of AXM Shenyang.




















                                   SCHEDULE D
                                   ----------

EXHIBIT 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                                AXM PHARMA, INC.

            Amended and Restated Secured Convertible Promissory Note
                                due March 1, 2009

No. _______
Dated: As of March 1, 2006 (the "Amendment Date")
                                 --------------

         For  value  received,  AXM  PHARMA,  INC.,  a Nevada  corporation  (the
"Maker"), hereby promises to pay to the order of _______________________ (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of ________________________ ($______________), together with interest thereon. Concurrently with the issuance of this Note, the Maker is amending and restating its separate secured convertible promissory notes (the "Other Notes") issued to separate purchasers (the "Other Holders") pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

         All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth below or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on March 1, 2009 (the "Maturity Date") or at such earlier time as provided herein.

ARTICLE I

         Section 1.1 Purchase Agreement. This Note amends and restates the original Note dated as of April 19, 2005 executed and delivered to the Holder pursuant to the Note and Warrant Purchase Agreement dated as of April 19, 2005 (the "Purchase Agreement") by and among the Maker and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement, provided that any references herein to any of the Transaction Documents shall , unless the context otherwise requires, be deemed to be references to such Transaction Documents, as amended as of March 1, 2006.

         Section 1.2 Interest; Installments. Beginning as of the date hereof (the "Amendment Date"), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to nine percent (9 %). Interest shall be payable in installments, with the first installment due and payable on the earlier of (a) January 1, 2007 or (b) ten (10) days after the Effectiveness Date of a Registration Statement on Form SB-2, as defined in the Registration Rights Agreement. Subsequent installments shall be due and payable on the first day of each successive calendar quarter following the due date of the initial interest installment amount. (Each interest installment amount, an "Interest Installment Amount"; and each payment date for an Interest Installment Amount, an "Interest Payment Date.") Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing as of the Amendment Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured, at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

         Section 1.3 Form of Interest Payments

                  (a) Each Interest Installment Amount may, at the option of the Maker, be paid in cash or in registered shares of common stock, par value $0.001 per share (the "Common Stock") If the Maker elects to pay an Interest Installment Amount in cash, such amount shall be wired in immediately available funds on the Interest Payment Date; provided, however, that if the Holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice at least fifteen (15) prior to the Interest Payment Date which requests that the next Interest

         Installment Amount be paid in registered shares of Common Stock, the Maker shall pay such Interest Installment Amount in registered shares. The Maker shall provide irrevocable written notice to the Holder of the form of payment of the Interest Installment Amount on the tenth (10th) business day prior to each Interest Payment Date (the "Announcement Date").

                  (b) If the Maker elects to pay the Interest Installment Amount in registered shares of Common Stock, the number of registered shares of Common Stock to be issued to the Holder shall be an amount equal to the Interest Installment Amount divided by the lesser of (a) $2.10 (the "Fixed Conversion Price")or (b) eighty two and a half percent (82.5%) of the average of the VWAP (as defined in Section 1.3(c) hereof) for the twenty (20) Trading Days immediately preceding the Interest Payment Date. Notwithstanding the foregoing to the contrary, the Maker may elect to pay the Interest Installment Amount in registered shares of Common Stock on any Interest Payment Date only if (A) the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of this Note is effective and has been effective, without lapse or suspension of any kind, for a period of ten
         (10) consecutive calendar days, or the shares of Common Stock into which this Note can be converted may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act, (B) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the American Stock Exchange (or other exchange or market on which the Common Stock is trading), (C) the Maker is in material compliance with the terms and conditions of this Note and the other Transaction Documents, and (D) the issuance of shares of Common Stock on the Interest Payment Date does not violate the provisions of
         Section 3.4 hereof.

                  (c) For purposes hereof, "VWAP" means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the American Stock Exchange as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the American Stock Exchange and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Maker.

         Section 1.4 Security Agreement and Mortgage Agreement. The obligations of the Maker hereunder are secured by a continuing security interest in certain assets and real property of the Maker pursuant to the terms of a security agreement dated as of April 19, 2005 and a mortgage agreement dated as of April 19, 2005 All payments due under this Note shall rank senior to all other indebtedness of the Maker except that all payments due under this Note shall be subordinated and made junior, in all respects to the payment in full of all principal, all interest accrued thereon and all other amounts due on any indebtedness outstanding under the mortgage agreement and related loan agreements between AXM Pharma (Shenyang) Inc., the Maker's wholly owned subsidiary, and Shanghai Pudong Development Bank.

         Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

         Section 1.6 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

         Section 1.7 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                                   ARTICLE II

                           EVENTS OF DEFAULT; REMEDIES

         Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                           (a) the Maker shall fail to make the Interest Installment Amount on an Interest Payment Date and such default is not fully cured within one (1) business day after the occurrence thereof; or

                           (b) the failure of the  Registration  Statement to be
                  declared effective by the Securities and Exchange Commission on or prior to November 1, 2006; or

                           (c) the suspension from listing,  without  subsequent
                  listing on any one of, or the failure of the Common Stock to be listed on at least one of the American Stock Exchange, Nasdaq National Market, Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or OTC Bulletin Board for a period of five (5) consecutive Trading Days,; or

                           (d) the Maker's  notice to the Holder,  including  by
                  way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

                           (e) the Maker  shall fail to (i) timely  deliver  the
                  shares of Common Stock upon conversion of the Note or any interest accrued and unpaid (ii) cause the Registration Statement to become effective by the Effectiveness Date or
                  (iii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the Registration Rights Agreement, which failure in the case of items (i) and
                  (iii) of this Section 2.1(e) is not remedied within three (3) business days after the incurrence thereof; or

                           (f) while the  Registration  Statement is required to
                  be  maintained   effective   pursuant  to  the  terms  of  the
                  Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the Maker has not exercised its rights pursuant to Section 3(n) of the Registration Rights Agreement and the cause of such lapse or unavailability is not due to factors primarily within the control of Holder; or

                           (g) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (f) of this Section 2.1) and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement, the Other Notes, the

                  Registration Rights Agreement or any other Transaction Document which is not covered by any other provisions of this
                  Section 2.1 and such  default is not fully  cured  within five
                  (5) business days after the occurrence thereof; or

                           (h) any material  representation  or warranty made by
                  the Maker herein, in the Modification Agreement dated as of March 1, 2006 between Maker and Holders or in the Registration Rights Agreement between such parties, dated as of March 1, 2006 shall prove to be false or incorrect or breached in a material respect on the date as of which made; or

                           (i) the Maker shall (A) default in any payment of any
                  amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder and the Indebtedness to the Pudong Development Bank and to private investors , as described in the Maker's 10-Q for the quarter ended September 30, 2005) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, provided that, in the case of the Indebtedness to Pudong Bank and the private lenders referenced above in this Section 2(i), either lender's giving a written default notice to the Company shall be deemed to be an Event of Default under this Section; or

                           (j) the Maker  shall (i) apply for or  consent to the
                  appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                           (k) a  proceeding  or  case  shall  be  commenced  in
                  respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty
                  (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

                           (l) the failure of the Maker to instruct its transfer
                  agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three
                  (3) business days of the Holder's request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be resold pursuant to Rule 144; or

                           (m) the  failure of the Maker to pay any  amounts due
                  to the Holder herein or in the Purchase Agreement or the Registration Rights Agreement within three (3) business days of receipt of notice to the Maker; or

                           (n) the  occurrence  of an Event of Default under the
                  Other Notes.

         Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (j) or (k), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (b)-(i), demand the prepayment of this Note pursuant to Section 3.7 hereof, (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at the Conversion Price or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Registration Rights Agreement or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE III

                             CONVERSION; PREPAYMENT

         Section 3.1 Conversion Option.


         (a) At any time on or after the Amendment Date, this Note shall, subject to Section 3.2 (a) and the other provisions hereof, be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 (a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Maker (facsimile number (626) 964-3484 , Attn.: Chief Financial Officer) (the "Conversion Date"), provided, however, that the Fixed Conversion Price as defined in section 3.2 (a) below, shall be subject to adjustment as described in Section 3.6 below.")., The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this
Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

         (b) On the Mandatory Conversion Date (as defined below), the Maker may cause the principal amount of this Note plus all accrued and unpaid interest to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of this Note plus all accrued and unpaid interest outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date by providing five (5) days prior written notice of such Mandatory Conversion Date. As used herein, a "Mandatory Conversion Date" shall be the date in which the Closing Bid Price (as defined below) exceeds $5.00 (as may be adjusted for any stock splits, combinations or recapitalizations of the Common Stock) for a period of twenty
(20) consecutive Trading Days; provided, that (A) the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of this Note is effective and has been effective, without lapse or suspension of any kind, for a period ten (10) consecutive calendar days immediately preceding the Mandatory Conversion Date, (B) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the American Stock

Exchange (or other exchange or market on which the Common Stock is trading), (C) the Maker is in material compliance with the terms and conditions of this Note and the other Transaction Documents, and (D) the issuance of shares of Common Stock on the Mandatory Conversion Date pursuant to such mandatory conversion does not violate the provisions of Section 3.4 hereof.



         Section 3.2 Conversion Price.

                           (a) The term "Conversion Price" shall mean the lesser
                 of (i) $2.10 (the "Fixed Conversion Price") or (ii) eighty two and a half percent (82.5%) of the average of the VWAP (as defined in Section 1.3(c) hereof) for the twenty (20) Trading Days immediately preceding a Conversion Date, provided that during such twenty (20) day period, such Holder severally and not jointly with the other Holders, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it, shall engage in any Short Sales, except on those days (each a "Permitted Day") on which the aggregate short position with respect to the Common Stock of such Holder prior to giving effect to any Short Sales by such Holder on such Permitted Day does not exceed such Holder's Permitted Share Position (as defined below) on such Permitted Day; provided, however, that a Holder will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position with respect to the Common Stock of such Holder does not exceed such Holder's Permitted Share Position. For purposes of this Section 3.2 (a), a Holder's "Permitted Share Position" means, with respect to any date of determination, the number of shares of Common Stock owned by such Holder (including Conversion Shares, Warrant Shares and shares purchased in the open market or otherwise) plus the sum of (i) the maximum number of Conversion Shares then issuable under the terms of this Note (including as to portions of the Note not yet converted and without regard to any exercise caps or other exercise restrictions applicable to the Note, assuming the lowest possible Conversion Price based on the Conversion Price that would be applicable on the date in question) to such Holder and (ii) the maximum number of Warrants Shares then issuable (including as to portions of the Warrants not yet exercised and without regard to any exercise caps or other exercise restrictions applicable to the Warrants) to such Holder.

                            (b) Notwithstanding any of the foregoing to the contrary, if during any period (a "Black-out Period"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of this Note immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Maker has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the Holder of this Note or due to the Maker exercising its rights under Section 3(n) of the Registration Rights Agreement), such Holder shall have the option but not the obligation on any Conversion Date within ten
                 (10) Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) Trading Days thereafter. In no event shall the Black-out Period have any effect on the Maturity Date of this Note.

         Section 3.3 Mechanics of Conversion

                           (a) Not later than three (3)  Trading  Days after any
                 Conversion Date the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by
                 Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the "Delivery Date"). Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.


                           (b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Maker's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

                           (c) In addition to any other rights  available to the
                 Holder, if the Maker fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Maker shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Maker was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

         Section 3.4 Ownership Cap and Certain Conversion Restrictions

         (a) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.9% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the "Waiver Notice") that the Holder would like to waive this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding the Maturity Date.

         (b) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice that the Holder would like to waive
Section 3.4(b) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date

         (c)  Notwithstanding  anything to the contrary set forth herein in this
Section 3. 4 or elsewhere in this Note,, the Maker shall not be obligated to issue in excess of an aggregate of 4,258,557 shares of Common Stock (the"Issuable Maximum" upon conversion of the Notes and exercise of the Warrants and any shares of Common Stock issuable in connection with the Modification Agreementdated as of March 1, 2006 between the Company and the Holder of this

Note. The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to the Amendment Date. If on any Conversion Date
(A) the Common Stock is listed for trading on the American Stock Exchange, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock previously issued at a discount upon conversion of Notes or exercise of the Warrants or otherwise issued in connection with the Purchase Agreement, would equal or exceed the Issuable Maximum, and (C) the Maker shall not have previously obtained the vote of stockholders (the "Stockholder Approval"), if any, as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Maker shall issue to the Holder so requesting such number of shares of Common Stock equal to such Holder's pro rata portion of the Issuable Maximum as of the initial purchase date and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Shares"), the Maker shall obtain the Stockholder Approval applicable to such issuance by not later than September 1, 2006 The Maker and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of the Notes or as a result of exercise of the Warrants shall not be entitled to cast votes on any resolution to obtain Stockholder Approval. In the event that any requisite Stockholder Approval has not been obtained by such date, the Holder shall have the right to have the Maker prepay in cash such portion of the outstanding principal amount of this Note plus all accrued but unpaid interest that would result in the issuance of shares of Common Stock upon conversion in excess of the Holder's pro rata portion of the Issuable Maximum. In the event that the Holder exercises this prepayment right, the Holder shall provide written notice to the Maker and the Maker shall pay in cash the prepayment price within five (5) business days following receipt of such written request by the Holder.

         Section 3.5 Preservation of Conversion Price Available Prior to Stockholder Approval: Conversion Procedures

         (a) If the Holder has acquired, upon conversion of this Note, its entire pro-rata share of the Issuable Maximum ( as defined in Section 3.4(c), then for the period of ten (10) days immediately following the Company's giving notice to the Holder that requisite Stockholder Approval had been obtained , the Holder shall, at its option, be entitled to convert all or any portion of the balance of this Note into Common Stock at either (i) the current Conversion

Price determined pursuant to Section 3.2 or (ii) the Conversion Price in effect on the date on which the Holder obtained the share of Common Stock which resulted in its acquiring its pro-rata share of the Issuable Maximum.


                  (b) No Impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

                   (c) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

                  (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the Conversion Price of the Common Stock on the Conversion Date.



         Section 3.6 Adjustments to Fixed Conversion Price.

         (a) The Fixed Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.6(a) (i) shall be effective at the close of business on the date the stock split or combination occurs

                  (ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

                           (1) the  numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (2) the  denominator  of  which  shall  be the  total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.6(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.6(a)(i), (ii) and
         (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.6(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.6(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in
         Section 3.6(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.6(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this
         Section 3.6(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note and the Other

         Notes) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                  (vi) Adjustments for Issuance of Additional Shares of Common Stock.

                           (1) In the event the Maker,  shall, at any time, from
                  time to time, issue or sell any shares of additional shares of common stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.6(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) ("Additional Shares of Common Stock"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying each of the Conversion Price then in effect by a fraction:

                                    (A) the numerator of which shall be equal to
                           the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price then in effect, and

                                    (B) the  denominator of which shall be equal
                           to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

                           (2) The provisions of paragraph (1) of Section 3.6(a)
                  (vi) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 3.6(a) (vii). No adjustment of the number of shares of Common Stock for which this Note shall be convertible shall be made under paragraph (1) of Section 3.6(a) (vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents pursuant to Section 3.6(a) (vii).

                           (vii) Issuance of Common Stock Equivalents. If the Maker, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Notes, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Maker for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.6(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Maker shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection
                  (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

                           (viii) Consideration for Stock. In case any shares of
                  Common Stock or any Common Stock Equivalents shall be issued or sold:

                                    (1)  in   connection   with  any  merger  or
                           consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                                    (2) in the  event  of any  consolidation  or
                           merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.6(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker.

                  (b) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

                  (c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Maker's securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of

         Common Stock issuable upon the exercise of Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Maker's stock option plans and employee stock purchase plans as they now exist, (vii) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement, and (viii) the payment of any principal and accrued interest in shares of Common Stock pursuant to this Note.

                  (d) No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

                  (e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this
         Section 3.6, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

                  (f) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

                  (g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the twenty
         (20) consecutive Trading Days immediately preceding the Conversion Date. The term "Closing Bid Price" shall mean, means on any particular date (i) the closing bid price per share of the Common Stock on such date on the American Stock Exchange or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the average of the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

                  (h) Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of

         Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Maker shall, from time to time in accordance with the Nevada General Corporation Law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker's obligations under this Section 3.6(h).

                  (i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

                  (j) Reservation of Common Stock. The Maker confirms that as of the date hereof its authorized Common Stock consists of 50,000,000 shares, of which 21,303, 439 shares are issued and outstanding. If there are not sufficient authorized shares of Common Stock available at any time to permit the Holder to convert all or any portion of this
         Note into Common Stock to which it is otherwise fully entitled to obtain by conversion hereunder, then on ninety (90) days written notice from Holder, Maker shall seek the stockholder approval of the increase in the Company's authorized capital necessary to enable such conversion to occur.

         Section 3.7 Prepayment.

         (a) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(b)-(k) hereof, the Holder shall have the right, at such Holder's option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to the Triggering Event Prepayment Price (as defined in Section 3.7(c) below) applicable at the time of such request (the "Event of Default Prepayment Price"). Nothing in this Section 3.7(a) shall limit the Holder's rights under Section 2.2 hereof.

         (b) Prepayment Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of the Holder's Notes at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "Major Transaction Prepayment Price"); provided that the Holder shall have the sole option to receive payment of the Major Transaction Prepayment Price in cash or shares of Common Stock. If the Holder elects to receive payment of the Major Transaction Prepayment Price in shares of Common Stock, the price per share shall be based upon the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Prepayment at Option of Holder Upon Major Transaction (as hereafter defined) and the Holder shall have "piggy-back" registration rights with respect to such shares.

         (c) Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred twenty percent (120%) of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the "Triggering Event Prepayment Price," and, collectively with the "Major Transaction Prepayment Price," the "Prepayment Price").

         (d) Intentionally Omitted.

         (e) "Major Transaction." A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Maker with or into another Person (as defined in Section 4.13 hereof) (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                  (ii) the sale or transfer of more than fifty percent (50%) of the Maker's assets (based on the fair market value as determined in good faith by the Maker's Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

                  (iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

         (f) "Triggering Event." A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                  (i) so long as any Notes are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) or (ii) is unavailable to the Holder for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days, and the shares of Common Stock into which the Holder's Notes can be converted cannot be sold in the public securities market pursuant to Rule 144(k), provided that the cause of such lapse or unavailability is not due to factors primarily within the control of the Holder of the Notes; and provided further that a Triggering Event shall not have occurred if and to the extent the Maker exercised its rights set forth in Section 3(n) of the Registration Rights Agreement;

                  (ii) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the American Stock Exchange, Nasdaq National Market, Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or OTC Bulletin Board, for a period of five (5) consecutive Trading Days;

                  (iii) the Maker's notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Notes into shares of Common Stock; or

                  (iv) the Maker's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within ten (10) business days after the receipt by the Maker of the Conversion Notice.

         (g) Intentionally Omitted.

         (h) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder's Notes then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Major Transaction") to the Maker, which Notice of
Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the number of Notes that such holder is electing to prepay and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.7(b) above.

         (i) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one (1) business day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of the Notes. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of this Note and the Other Notes then outstanding may require the Maker to prepay all of the Notes on a pro rata basis by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Triggering Event") to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that such holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.7(c) above. A holder shall only be permitted to require the Maker to prepay the Note pursuant to Section 3.7 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

         (j) Intentionally Omitted.

                  (k) Payment of Prepayment Price. Upon the Maker's receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Maker shall immediately notify each holder of the Notes by facsimile of the Maker's receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Maker such holder's certificates representing the Notes which such holder has elected to have prepaid. The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.7(i), to such holder within five (5) business days after the Maker's receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.7(h), the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that a holder's original Note shall have been so delivered to the Maker; provided further that if the Maker is unable to prepay all of the Notes to be prepaid, the Maker shall prepay an amount from each holder of the Notes being prepaid equal to such holder's pro-rata amount (based on the number of Notes held by such holder relative to the number of Notes outstanding) of all Notes being prepaid. If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the "Void Optional Prepayment Option") to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.7 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the "Void Optional Prepayment Notice"). Upon the Maker's receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this Section 3.7(k) and for which the applicable Prepayment Price has not been paid and (iii) the

Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.7 shall have priority to payments to other stockholders in connection with a Major Transaction.

         (l) Maker Prepayment Option. At any time following the date hereof, the Maker may prepay in cash all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon upon thirty
(30) days prior written notice to the Holder (the "Maker's Prepayment Notice") at a price equal to 110% of the aggregate principal amount of this Note plus any accrued but unpaid interest (the "Maker's Prepayment Price"); provided, however, that if a holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice within such thirty (30) day period following delivery of the Maker's Prepayment Notice, the principal amount of the Notes plus any accrued but unpaid interest designated to be converted may not be prepaid by the Maker and shall be converted in accordance with Section 3.3 hereof; provided further that if during the period between delivery of the Maker's Prepayment Notice and the Maker's Prepayment Date (as defined below), a holder shall become entitled to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then the such rights of the holders shall take precedence over the previously delivered Maker Prepayment Notice. The Maker's Prepayment Notice shall state the date of prepayment which date shall be the thirty-first (31st) day after the Maker has delivered the Maker's Prepayment Notice (the "Maker's Prepayment Date"), the Maker's Prepayment Price and the principal amount of Notes plus any accrued but unpaid interest to be prepaid by the Maker. The Maker shall deliver the Maker's Prepayment Price on the Maker's Prepayment Date, provided, that if the holder(s) delivers a Conversion Notice before the Maker's Prepayment Date, then the portion of the Maker's Prepayment Price which would be paid to prepay the Notes covered by such Conversion Notice shall be returned to the Maker upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Maker's Prepayment Date, the Maker shall pay the Maker's
Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis. If the Maker fails to pay the Maker's Prepayment Price by the thirty-first (31st) day after the Maker has delivered the Maker's Prepayment Notice, the prepayment will be declared null and void and the Maker shall lose its right to serve a Maker's Prepayment Notice pursuant to this Section 3.7(l) in the future. Notwithstanding the foregoing to the contrary, the Maker may effect a prepayment pursuant to this
Section 3.7(l) only if (A) the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of this Note is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days immediately preceding the Maker's Prepayment Notice through the Maker's Prepayment Date, or the shares of Common Stock into which this Note can be converted may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act, (B) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the American Stock Exchange (or other exchange or market on which the Common Stock is trading), and (C) the Maker is in material compliance with the terms and conditions of this Note and the other Transaction Documents.

         Section 3.8 Inability to Fully Convert.

         (a) Holder's Option if Maker Cannot Fully Convert. If, upon the Maker's receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Maker (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is, subsequent to October 1, 2006 otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (y) fails subsequent to November 1, 2006, to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder's option, can elect to:

                  (i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the

         Holder's Conversion Notice (the "Mandatory Prepayment") at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the "Mandatory Prepayment Price")

                  (ii) if the Maker's  inability to fully convert is pursuant to
         Section 3.8(a) (x) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice;

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder's voiding its Conversion Notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Notes shall have been issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

         (b) Mechanics of Fulfilling Holder's Election. The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.8(a) above, a notice of the Maker's inability to fully satisfy the Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder's Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section 3.8(a) above by delivering written notice via facsimile to the Maker ("Notice in Response to Inability to Convert").

         (c) Payment of Prepayment Price. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.8(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Maker's receipt of the Holder's Notice in Response to Inability to Convert, provided that prior to the Maker's receipt of the Holder's Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.8(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and
(B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

         (d) Pro-rata Conversion and Prepayment. In the event the Maker receives a Conversion Notice from more than one holder of the Notes on the same day and the Maker can convert and prepay some, but not all, of the Notes pursuant to this Section 3.8, the Maker shall convert and prepay from each holder of the Notes electing to have its Notes converted and prepaid at such time an amount equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the principal amount of the Notes outstanding) of all the Notes being converted and prepaid at such time.

         (e) The term "Closing Bid Price" shall mean, on any particular date (i) the closing bid price per share of the Common Stock on such date on the American Stock Exchange or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the average of the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or
(iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

         Section 3.9 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock,
(y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

         4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

         4.3 Headings Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

         4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

         Section 4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

         Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

         Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

         Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

         Section 4.9 Consent to  Jurisdiction.  Each of the Maker and the Holder
(i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

         Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

         Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         Section 4.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE MAKER  ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS
         NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.


         Section 4.13 Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange, or (b) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not traded on any other registered national stock exchange, a day on which the Common Stock is traded on the OTC Bulletin Board, or (d) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) or (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.





                      AXM PHARMA, INC.


                      By:  ______________________________
                              Name:
                              Title:

                                    EXHIBIT A

                               WIRE INSTRUCTIONS.



Payee: _____________________________________________________

Bank:  _____________________________________________________

Address: ___________________________________________________

         ___________________________________________________

Bank No.: __________________________________________________

Account No.:  ______________________________________________

Account Name: ______________________________________________

                                     FORM OF

                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of AXM Pharma, Inc. (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price ________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature_________________________________________________________________

         [Name]

Address:__________________________________________________________________

        __________________________________________________________________

EXHIBIT 2


                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of March 1, 2006, by and among AXM Pharma, Inc., a Nevada corporation (the "Company"), and the holders listed on Schedule I hereto (the "Holders").

                  This Agreement is being entered into pursuant to the Modification Agreement dated as of the date hereof among the Company and the Holders (the "Modification Agreement") and supersedes the Registration Rights Agreement dated April 19, 2005 (the "2005 Agreement") among the parties hereto, which the parties are terminating, as provided below.

                  The Company and the Holders hereby agree as follows:

          1.      Definitions.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement entered into as of April 19, 2005 among the parties hereto (the "Purchase Agreement"), as modified, where applicable, by the Modification Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have meaning set forth in Section 3(m).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board" shall have meaning set forth in Section 3(n).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" means the closing date contemplated by the Modification Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  "Effectiveness Date" means with respect to the Registration Statement the earlier of November 1, 2006 or the date which is within three (3) business days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement.

                  "Effectiveness  Period"  shall have the  meaning  set forth in
Section 2.

                  "Event" shall have the meaning set forth in Section 7(e).

                  "Event Date" shall have the meaning set forth in Section 7(e).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         . "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 5(c).

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means (i) the shares of Common Stock issuable upon conversion of the principal amount of the Notes and any interest accrued thereon and all shares issued to the Holders in connection with the Company's August, 2005 financing, (ii) the shares of Common Stock issuable upon exercise of the Warrants (as defined below) (iii) the shares of Common Stock issued or issuable as dividend payments on the Company's Series C Convertible Preferred Stock; and (iv) the shares registered on the Company's most recent Form S-3 Registration Statement, which became effective in June, 2005.

                  "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Warrants" means the Amended and Restated Series A and Series B Warrants to purchase shares of Common Stock issued to the Holders pursuant to the Purchase Agreement, as amended by the Modification Agreement; all other warrants issued in connection with the Company's April 19, 2005 and August, 2005 financing; and any additional Warrants issued to any of the Holders in connection with any private offering which closes within the six month following the date hereof.

                  The Company shall prepare and file with the Commission a "resale" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2. The Company shall (i) not permit any securities other than the Registrable Securities and the securities listed on Schedule II hereto to be included in the Registration Statement] and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) under the Securities Act as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of shares of Common Stock into which the Notes are convertible and the Warrants are exercisable exceeds the number of shares of Registrable Securities remaining under the Registration Statement, the Company shall have twenty (20) Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible.

         3.       Registration Procedures.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission, a Registration Statement on Form SB-1 or S-1 in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders) and in accordance with applicable law, and cause the
Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders and any counsel retained by them , copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of such counsel, to conduct a reasonable review of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the
Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities and any counsel as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) If requested by any Holder, furnish to such Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Section 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling
Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Use its best efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the American Stock Exchange or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed.

                  (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by

Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 360 day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

     4. Registration Expenses.

                  (a)The fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4, shall be borne by the Company, whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters).

     5. Indemnification.

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that such untrue statements or omissions arise out of or are based upon information regarding the Holders or such other Indemnified Party furnished in writing to the Company by a Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to a Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by a Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnified Party to the Company expressly for use therein and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to such Holder or such

Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or any amendment or supplement thereto. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 5(b) for only that amount as does not exceed the lesser of (i) the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation and (ii) the aggregate purchase price paid by the Holder for the Notes pursuant to the Purchase Agreement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d) to the contrary, no Holder shall be required to contribute, in the aggregate, the lesser of (i) the aggregate purchase price paid by the Holder for the Notes pursuant to the Purchase Agreement, and (ii) any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.



         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

         6. Rule 144.

         As long as any Holder owns Notes, Conversion Shares, Warrants or Warrant Shares, the Company will use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to

Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Notes, Conversion Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will use its best efforts to prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. In connection therewith , the Company hereby confirms that the Holders will be entitled to "tacking" treatment for the Amended Note and Amended Warrants and that on and after April 19, 2006, subject to the Holder's providing customary non-affiliate or other representations ,the Company will cause its counsel to instruct the Company's transfer agent to (i) remove legends from shares issued upon conversion of the Notes or to (ii) issue unlegended shares upon the Holder's requests for conversion, provided in both cases that the volume, manner of sale and current public information and related requirements of Rule 144 are satisfied. In addition, if the transfer agent requires a written legal opinion to effect the Rule 144 sales, the Company will cause its counsel to provide the transfer agent with such an opinion, subject to compliance with the above-enumerated criteria. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         7. Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(c) of the Purchase Agreement or on Schedule II attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto or as disclosed in Schedule 2.1(c) of the Purchase Agreement or Schedule II attached hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering (i) Conversion Shares or (ii) Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such

Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (e) Failure to File Registration Statement and Other Events. The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not declared effective by the Commission on or prior to November 1, 2006 and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if, except as set forth in Section 3(n), (A) the Registration Statement is not declared effective by the Commission on or prior to November 1, 2006 (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Notes are convertible and the Warrants are exercisable exceeds the number of shares of Common Stock initially registered is not filed and declared effective with the time periods set forth in Section 2), or (B) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (C) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission in accordance with Section 2 hereof or (D) the Company has breached Section 3(n), or (E) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange (or other principal exchange on which the Common Stock is traded) for any reason for more than three Business Days in the aggregate (any such failure or breach being referred to as an "Event," and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (C) after more than twenty (20) Business Days, or for purposes of clause (E) the date on which such three (3) Business Day period is exceeded, being referred to as "Event Date"), the Company shall pay an amount as liquidated damages to each Holder equal to 1.0% for each calendar month or portion thereof of the Holder's initial investment in the Notes from the Event Date, less any principal amount of the Notes that has been converted and sold by such Holder, until the applicable Event is cured. Notwithstanding anything to the contrary in this paragraph (e), if (I) any of the Events described in clauses (A)or (B) shall have occurred, (II) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and
(III) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension.

                  (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

                  (g) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule I attached hereto, or with respect to the Company, addressed to:

                                    AXM Pharma, Inc.
                                    17870 Castleton Street. Suite 255,
                                    City of Industry, CA 91748.
                                    Attention:  Harry Zhang, CFO
                                    Tel. No.:  (626) 964-2848
                                    Fax No.:  (626) 964-3484

With a copy to:                     Mark Katz, P.C.
                                    50 California Street, Suite 1500
                                    San Francisco, Ca 94115
                                    Tel. No.:  (650) 522-8760
                                    Fax No.:  (650) 522-8770

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.
                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Notes or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld provided that such assignment shall be in accordance with applicable securities laws. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                  (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (m)  Severability.   If  any  term,  provision,   covenant  or
restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (p) Company's 2005 Registration Rights Agreement. The parties hereby terminate the 2005 Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                        AXM PHARMA, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        HOLDER
                                        By:_____________________________________
                                           Name:
                                           Title:

                                   Schedule I
                                     Holders

                                   Schedule II
        Securities Permitted to be Included on the Registration Statement

1. Shares of Common Stock issuable upon the exercise of warrants issued to the placement agent and its designees in connection with the transactions contemplated by the Purchase Agreement, the August, 2005 financing or the Modification Agreement entered into between the parties hereto .

2.   [350,000] shares of Common stock held by Madden Consulting, Inc.

3. 350,000 shares of Common Stock granted to Newbridge Securities Corporation (250,000 of which represent shares underlying warrants).

4.   25,000 shares of Common Stock granted to Aurelius Consulting Group, Inc.

5. 105,926 shares of Common Stock representing the dividends distributed to the Company's Series C shareholders on January 19, 2005; 125% of the dividends due and payable on June 24, 2005; and any subsequent dividends that may be payable in shares of Common Stock to the Company's Series C shareholders.

6. Shares issuable to Mark Katz, P.C., for legal services rendered to the Company, pursuant to a Convertible Note in the principal amount of approximately $60,000.